UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2013

Syntroleum Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34490	73-1565725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5416 S. Yale Avenue, Suite 400, Tulsa, Oklahoma		74135
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-592-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 6, 2013, Syntroleum Corporation filed suit against Neste Oil Singapore Pte Ltd with the High Court of Singapore asserting its Singapore Patent No. 169053 entitled "Hydrocracking Process For Biological Feedstocks and Hydrocarbons Produced Therefrom." In the court filings for Suit 510 of 2013, Syntroleum alleges that Neste "operates a renewable diesel refinery at 1 Tuas South Lane, Singapore 637301, that processes bio-renewable feedstocks to produce hydrocarbon products such as renewable diesel fuel and bio-naphtha" which Syntroleum alleges "falls within at least Claim 1 of the Patent." Syntroleum’s patent issued on May 31, 2013, and expires on August 21, 2028.

Syntroleum’s action against Neste is not the first dispute between the parties in Singapore. On February 7, 2013, Syntroleum filed suit against Neste with the High Court of Singapore asserting its Singapore Patent No. 172045 entitled "Even Carbon Number Paraffin Composition And Method of Manufacturing Same." In the court filings for Suit 120 of 2013, Syntroleum alleged that Neste’s "operation at its renewable diesel refinery in Singapore involves the processing of a bio-renewable feedstock to produce a hydrocarbon composition having at least 75 wt % even carbon number paraffins" which Syntroleum alleges "is claimed at the very least, in claim 22 of the Patent."

Syntroleum has invested substantial time and resources in its proprietary Bio-Synfining® technology and will seek to enforce its intellectual property rights in venues around the world.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntroleum Corporation

June 6, 2013	By:	/s/ Karen L. Power

Name: Karen L. Power
Title: Sr. Vice President/Principal Financial Officer